AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                                       OF
                             FR PARK SERVICES, L.P.


         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF FR PARK SERVICES, L.P. ("Agreement") is made as of July _29, 1999 by, between and among PENNWOOD RACING, INC., a Delaware corporation whose address appears on Schedule "A" attached hereto, as the general partner (the "General Partner"), and the undersigned limited partners whose names and addresses appear on Schedule "A" attached hereto as the limited partners (collectively referred to hereinafter as the "Limited Partners"). This Agreement shall constitute the Limited Partnership Agreement of FR PARK SERVICES, L.P. (the "Partnership"). The General Partner and the Limited Partners are hereinafter individually referred to as "Partner" and collectively referred to as the "Partners."

WHEREAS, Pennsylvania National Turf Club, Inc. is being admitted as a Partner as of the date hereof; and

         WHEREAS, this Agreement replaces, amends and restates the Limited Partnership Agreement entered as of January 1, 1999.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and intending to be legally bound hereby, the Partners hereby agree as follows:



                                         FORMATION, NAME, PLACE OF BUSINESS,
                                          PURPOSES AND TERM OF PARTNERSHIP

Formation. The Partnership has been formed as a limited partnership pursuant to the relevant provisions of the Act in the State of New Jersey.

         SECTION .3 Name and Office. The name of the Partnership shall continue to be "FR PARK SERVICES, L.P.", and its business shall continue to be conducted in such name. The principal office and place of business of the Partnership shall continue to be located at Route 70 & Haddonfield Road, Cherry Hill, New Jersey 08034, or at such other place as the General Partner may, from time to time, determine. The address of the registered office and the name and address of the registered agent for service of process shall continue to be Corporation Service Company, 830 Bear Tavern Road, West Trenton, New Jersey 08628.

         Purposes. Business and Objectives.

                  The purpose of the Partnership is to provide employment and personnel services in connection with the ownership and operation of Freehold Raceway. The Partnership shall possess and may exercise all the powers and privileges now or hereafter granted by the Act or by any other law, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Partnership, including, without limitation:

                           To enter into and perform contracts of any kind necessary to, in connection with, or incidental to, the accomplishment of the purposes of the Partnership;

                           To acquire, construct, operate, maintain, improve, manage, buy, own, sell, convey, assign, mortgage, refinance, rent or lease any property, real or personal, in fee or under lease, or any rights therein or appurtenant thereto, necessary or appropriate for the operation of the Partnership;

                           To borrow money from any source, including, but not limited to, any Partner or their affiliates, and to make, issue or execute any notes, drafts, loan agreements, guaranties or other evidences of indebtedness and to secure the same by mortgage, pledge, assignment or other lien in all or any part of the property of the Partnership;

                           To negotiate for and conclude an agreement or agreements for the sale, exchange or other disposition of all or any part of the Partnership's property;

To hire and compensate employees, agents, independent contractors, attorneys and accountants;

To carry on any other activities necessary to, in connection with, or incidental to the foregoing, and

                           To form and establish any subsidiaries, partnerships, or limited liability companies to be owned in whole or in part by the Partnership, and to conduct business through such subsidiaries, partnerships or limited liability companies.

                  The Partnership shall not engage in any other business without the prior consent of the General Partner.

                                     CAPITAL

         Capital of the Partnership. The capital of the Partnership is the aggregate amount of cash and the agreed fair market value of property contributed or deemed contributed by the Partners to the Partnership as set forth in Schedule "A" attached hereto and made a part hereof. The capital described on Schedule "A" represents the agreed upon fair market value of the Partners' interest in the capital of the Partnership as of the date hereof.

         General Provisions.

                  Schedule AA@ shall be amended from time to time to reflect the withdrawal or admission of Partners, any changes in the Percentage Interest of any Partner arising from the transfer of any part of a Partnership Interest to or by such Partner and any changes in the amounts contributed or agreed to be contributed by any Partner. Notwithstanding the foregoing, no Partner shall be permitted to withdraw or be admitted unless such admission or withdrawal is in accordance with the terms of the Shareholders= Agreement.

                  A Capital Account shall be established for each Partner, and shall be increased by: (1) the amount of money contributed by the Partner to the Partnership; (2) the fair market value of property contributed by the Partner to the Partnership (net of liabilities that the Partnership is considered to assume or take subject to under Code Section 752); and (3) allocations to the Partner of Partnership Profits (or items thereof). The Capital Account for each Partner shall be decreased by: (1) the amount of money distributed to the Partner by the Partnership; (2) the fair market value of property distributed to the Partner by the Partnership (net of liabilities that such Partner is considered to assume or take subject to under Code Section 752); and (3) allocations to the Partner of Partnership Losses (or items thereof). In all events, the Capital Account of each Partner will be determined and maintained throughout the term of the Partnership in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv).

                  The General Partner, in its discretion, may elect to have the Capital Accounts of the Partners adjusted to reflect a revaluation of Partnership assets on the Partnership's books (the "Revaluation Adjustment") in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f).

                  Any Partner, including any additional or substitute Partner, who acquires any interest in the Partnership or whose Partnership Interest is increased by means of the transfer to him of all or part of the Partnership Interest of another Partner, shall have a Capital Account which has been appropriately established or adjusted to reflect such acquisition or transfer. Any Partner who shall acquire any Partnership Interest by means of the transfer to him of all or any part of the Partnership Interest of any other Partner shall, with respect to the Percentage Interest so transferred, be deemed to be a Partner of the same class as the transferor.

                  The Partnership may, at the discretion of the General Partner and as provided in the Shareholders= Agreement, borrow for Partnership purposes at any time and from any source. No Limited Partner shall be liable for any indebtedness of the Partnership or be required to contribute any capital or
                                                                  74
                  to lend any funds to the Partnership other than its Capital Contribution. If the allocation of Losses or distributions required or permitted under this Agreement result in the reduction of a Limited Partner's Capital Account, such reduction need not be restored. The General Partner shall have no personal liability for the repayment of the Capital Contribution of any Limited Partner.

                  No interest shall be paid on or with respect to the Capital Contribution or the Capital Account of any Partner.

                  No Partner shall have the right to withdraw or reduce its Capital Contribution.



                      RIGHTS, POWERS AND DUTIES OF PARTNERS

         SECTION .1 Conduct of Partnership Business. The General Partner shall use its best efforts to carry out the purposes, business and objectives of the Partnership. Except as otherwise provided herein, all decisions with respect to the management of the Partnership's business shall be made by the General Partner as provided in the Shareholders= Agreement. The General Partner shall have general responsibility for all aspects of the Partnership's business and operations and which hereby is designated as the "tax matters partner" of the Partnership within the meaning of Code Section 6231(a)(7).

         Powers of the General Partner. Except as limited by the terms of the Shareholders= Agreement, the General Partner shall have the necessary powers to carry out the purposes, business and objectives of the Partnership, including, without limitation, the right to cause a Refinancing or Sale of Assets to occur without the approval of the other Partners, and, except as otherwise provided herein or by the laws of the State of New Jersey, shall possess and enjoy all of the rights and powers of a partner of a partnership without limited partners. Except as limited by the terms of the Shareholders= Agreement, the General Partner shall have the right and power to execute and deliver, on the Partnership's behalf, evidences of indebtedness and documents granting security for the payment thereof (with or without warrant of attorney to confess judgment against the Partnership or its property). Without limiting the generality of the foregoing, except as limited by the terms of the Shareholders= Agreement, the General Partner shall have the power and authority and is specifically authorized to grant a warrant of attorney to confess judgment against the Partnership. The General Partner shall not permit the funds of the Partnership to be commingled with those of any other entity.



        Authority of the General Partner to Deal with Affiliates. Except as limited by the terms of the Shareholders= Agreement, the General Partner may, on behalf of the Partnership, perform, or agree, contract or arrange with any of its Affiliates for the performance of services for the Partnership with compensation to be paid for such services as if it or such Affiliate were an independent contractor, at such rates and terms that independent contractors would impose.

         Duties and Obligations of the General Partner.

                  The General Partner shall take any and all actions which may be reasonably necessary or appropriate for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of New Jersey.

                  The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any Federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership.

                  The General Partner shall, from time to time, submit to any appropriate state securities administrator or any other state agency such documents, papers, information and reports as are required to be filed with or submitted to such state securities administrator or any other state agency with respect to the Partnership.

                  The General Partner shall, from time to time, prepare and file all certificates (or amendments thereto) and other similar documents required by law to be filed and recorded with respect to the Partnership for any reason, in such office or offices as are required under the any applicable laws. The General Partner shall do any and all other acts and things (including making publications or periodic filings of this Agreement, any certificates or amendments thereto or other similar documents) which may now or hereafter be required or deemed by the General Partner to be necessary.

         Limited Partners. Except as otherwise expressly provided elsewhere herein, the Limited Partners shall not participate in the management of the Partnership, have any control over the Partnership's business or assets or have any right or authority to act for or obligate the Partnership.

        Other Interests of Partners. The Partners, as well as Affiliates of the Partners, may engage in any business or possess any interest in other businesses of every nature and description, independently or with others, including owning and operating pari-mutuel racetracks or participation in any other gaming business activity. Neither the Partnership nor the Partners shall have any rights in such independent ventures including, without limitation, any rights to the income or profits thereof by virtue of having become Partners in the Partnership. Each Partner conducts other related businesses outside of New Jersey, including competing businesses, and this Agreement shall not apply to any such other activities; nor shall it prevent the Partners from individually engaging in additional activities both within and outside of New Jersey, other than the ownership and operation of Freehold Raceway and Garden State Race Track and OTB Facilities (as defined herein), including without limitation, the ownership and operation of one or more additional racetracks, off-track betting or phone betting operations in New Jersey or elsewhere, other than OTB Facilities.

     Title to Property and Partition. All property of the Partnership, whether tangible or intangible, real, personal or mixed, shall be owned by the Partnership as an entity and no Partner shall have any ownership interest in such property in its individual name or right, and each Partner=s Partnership Interest shall be personal property for all purposes. No 76 Partner, nor any successor-in-interest to any Partner, shall have the right, while this Agreement remains in effect, to have the property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have any of the property of the Partnership partitioned, and each of the Partners, on behalf of itself and its successors, representatives and assigns, hereby irrevocably waives any such right.

                                   ALLOCATIONS

         SECTION .1 Profits and Losses. Any Profits or Losses shall be allocated among all of the Partners in accordance with, and in proportion to, their respective Percentage Interests.

         Allocation Upon Admission. Upon the admission of the Partners to the Partnership, Profit and Loss during the month of admission shall be allocated using the "monthly convention" (i.e., Partners admitted in a month are treated as admitted on the first day of that month). If that method is determined to be invalid for tax purposes, the allocation of Profit and Loss in such month shall be made under any other permissible method which may be selected by the General Partner taking into account its judgment of the best interests of the Limited Partners as a class.

         Tax Allocations: Code Section 704(c). Except as otherwise provided herein, allocations of Profits and Losses for tax purposes shall be made in the same manner as the allocations for book purposes described in Section 4.1 of this Agreement. However, in accordance with Code Section 704(c) and the Regulations thereunder, items of income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the basis of the property and its fair market value at the time the property was contributed to the Partnership.

        Allocations to Reflect Capital Account Adjustments. Notwithstanding any other provision hereof, in the event of a Revaluation Adjustment to the Partners' Capital Accounts pursuant to Section 2.2(c) hereof, items of depreciation, income, gain, loss or deduction with respect to the assets held by the Partnership at the time of such Revaluation Adjustment shall be computed and allocated for tax purposes in a manner which takes into account the variation between the adjusted tax basis and the book value of such assets in a manner consistent with Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(g).


                                  DISTRIBUTIONS

         Distributions. Except as provided in Section 7.3 regarding liquidating distributions, Net Cash Flow, as determined by the General Partner in accordance with the terms of the Shareholders= Agreement, shall be distributed to the Partners no less frequently than annually in accordance with their respective Percentage Interests.

         Distribution of Proceeds from a Sale or Refinancing or Dissolution of the Partnership. In the event of a sale of a portion of Partnership property which does not cause the dissolution of the Partnership or a financing of Partnership property, the General Partner may, in its sole and absolute discretion, distribute all or a portion of the net cash proceeds therefrom to the Partners in accordance with the Partners= Percentage Interest.

         Limitation Upon Distributions. No distribution shall be declared and paid unless, after the distribution is made, the assets of the Partnership (valued at fair market value) are in excess of all liabilities of the Partnership.

         Reserves. The General Partners shall have the right to establish, maintain and expend reserves for working capital, future investments, debt service and such other purposes as they may deem necessary or advisable (?Reserves").



                       CERTAIN CHANGES OF GENERAL PARTNER

         Withdrawal of General Partner. The General Partner may not voluntarily withdraw from the Partnership without the written consent or approval of the Limited Partners. The Limited Partners shall not have the right to remove the General Partner.

         Changes of General Partner Generally. Any substitute general partner shall, immediately upon admission as a general partner, become the owner of the Partnership Interest of the general partner whose place it is taking.



                     TERMINATION, DISSOLUTION AND WINDING UP

     No Termination. Except as otherwise provided herein or in the Shareholders= Agreement, the Partnership shall not be terminated by the death, substitution, admission or withdrawal of any Partner.


         Termination.

                  The Partnership shall be terminated and dissolved and its affairs wound up upon the first of the following to occur:

                           A Sale of Assets;

                           The withdrawal, dissolution or Bankruptcy of the General Partner, unless, within sixty (60) days of such event, Limited Partners owning sixty-seven percent (67%) of the Percentage Interests owned by all Partners elect a substitute general partner to continue the Partnership's business and such substitute general partner agrees in writing to accept such election; or

                           The determination of Limited Partners owning sixty-seven percent (67%) or more of the Percentage Interests owned by all Limited Partners, with or without the General Partner's consent, that the Partnership should be dissolved.


                  Notwithstanding anything herein to the contrary, upon a Sale of Assets at a gain, where all or any portion of the consideration payable to the Partnership is to be received by the Partnership more than ninety (90) days after the date on which such Sale of Assets occurs, the Partnership shall continue solely for purposes of collecting the deferred payments and making distributions to the Partners.

         SECTION  .2  Dissolution   and  Winding  Up.  Upon  the   Partnership's
termination, the following steps shall be taken in the following order of priority:

                  The Capital Account of each Partner shall be determined. Profit or Loss to the date of termination, including realized gain or loss (whether or not recognized for tax purposes) from a sale or other disposition, the taking by eminent domain or the damage and destruction of all or substantially all of the Partnership's assets, shall be allocated as set forth in Article IV above and credited or charged to the Partners' Capital Accounts.

                  The Partnership shall be dissolved and its affairs shall be wound up. All debts and obligations of the Partnership shall be paid, discharged or provided for by setting up appropriate Reserves.

                  The assets of the Partnership not required to pay, discharge or provide for the Partnership's debts and obligations shall be distributed among all Partners having positive Capital Accounts in the same proportion as the positive Capital Account of each such Partner bears to the sum of all such Partners' positive Capital Accounts.






                    PARTNERSHIP INTERESTS OF LIMITED PARTNERS

         Additional Limited Partners. No Person shall be admitted to the Partnership as a Limited Partner except upon a sale, transfer, assignment, pledge, mortgage, hypothecation, or grant of a security interest or other disposition by a Limited Partner of all or a portion of his Partnership Interest (each a "Disposition") in accordance with this Article VIII or in accordance with the terms of the Shareholders= Agreement, as herein defined.

         Assignment.

                  Except as provided in the Shareholders= Agreement, no Partnership Interest of a Limited Partner or any portion thereof, or any Percentage Interest of a Limited Partner in the Partnership, may be sold, assigned, transferred, pledged, mortgaged, hypothecated, made subject to a security interest or otherwise disposed of to any Person without the prior written consent of the General Partner, which consent may be withheld in its sole discretion. The Partners hereby acknowledge and agree that, notwithstanding any general fiduciary duty that the General Partner may have as general partner or otherwise, the General Partner, in its sole discretion, may withhold consent to such sale, assignment, transfer, pledge, mortgage, hypothecation, grant of a security interest or other disposition without any liability or accountability to any Person. Any actual or attempted sale, assignment, transfer, pledge, mortgage, hypothecation, grant of a security interest or other disposition by any Limited Partner in violation of this Section 8.2(a) shall be null and void and of no force or effect whatsoever. Each Limited Partner hereby acknowledges the reasonableness of the restrictions imposed by this Section 8.2(a) in view of the Partnership purposes and the relationship of the Partners. Accordingly, the restrictions in this Section 8.2(a) shall be specifically enforceable. Neither the Partnership nor any Partner shall be bound by: (i) any attempted disposition or pledge, mortgage, hypothecation or grant of security interest which has not been approved by the General Partner as required hereby; or (ii) a disposition, pledge, mortgage, hypothecation or creation of a security interest which has been consented to in writing by the General Partner until a counterpart of the instrument accomplishing the same, executed and acknowledged by the parties thereto, is delivered to the General Partner and the terms of Section 8.3 hereof have been satisfied with respect to dispositions which result in the admission of new Limited Partners.

         Substitution and Addition of Limited Partners.

                  No Person shall have the right to be admitted to the Partnership as a Limited Partner unless all of the following conditions are satisfied:

                           A fully executed and acknowledged written instrument effectuating a Disposition has been filed with the General Partner setting forth the intention of the Limited Partner making the Disposition ("Transferor"), that his buyer, transferee or assignee (each a "Transferee") become a Limited Partner;

                           The Transferor and Transferee execute and acknowledge such other instruments as the General Partner may deem necessary or desirable to effect such admission, including the written acceptance and adoption by the Transferee of the provisions of this Agreement to which the Transferor is a party, and the assumption by the Transferee of all obligations of the Transferor under this Agreement;

                           The Transferee has paid all reasonable expenses incurred by the Partnership (including its legal fees) in connection with its admission to the Partnership, including but not limited to the cost of the preparation, filing and publishing of any amendment to the Certificate and any amendments of filings under fictitious name registration statutes or registration statutes lawfully required to qualify the Partnership to do business in foreign jurisdictions; and

                           The General Partner has consented in writing to the Transferee's admission to the Partnership as a Limited Partner pursuant to Section 8.2 above or per the Limited Partnership Interests in accordance with section 2.2 of the Shareholders' Agreement.

                  Once the above conditions have been satisfied, the Transferee shall become a Limited Partner on the first day of the next following calendar month. Upon admission of a Limited Partner pursuant to the provisions of this Article, the Partnership shall make all further distributions on account of the Partnership Interests or Percentage Interests in the Partnership so assigned or issued to such a Limited Partner for such time as the Partnership Interests or Percentage Interests are designated on its books in accordance with the above provisions. Any Transferee so admitted to the Partnership as a Limited Partner shall be subject to all provisions of this Agreement to which his Transferor was a party as if originally a party hereto and thereto.

                                 FISCAL MATTERS

         Books and Records. The General Partner shall maintain full and accurate books of the Partnership at the Partnership's principal place of business, showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Partnership's business and affairs, including those sufficient to record the allocations and distributions. The books of the Partnership shall be kept on an accrual method of accounting. During regular business hours and upon reasonable notice, each Partner and his duly authorized representatives shall have access to and may inspect and copy any of such books and records.

Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

         Reports.

                  Within ninety (90) days after the end of each fiscal year of the Partnership, the General Partner shall furnish each Limited Partner with such information as is necessary for the preparation of such Partner's income tax returns.

                  Within one hundred twenty (120) days after the end of each fiscal year of the Partnership, the General Partner shall furnish each Limited Partner with an unaudited statement showing the income and expenses of the Partnership for such fiscal year and the balance sheet of the Partnership as of the end of such year, prepared by an independent certified public accountant selected by the General Partner.

         Bank Accounts. All funds of the Partnership shall be deposited in its name in such checking and savings accounts or time deposits or certificates of deposit as shall be designated by the General Partner from time to time. Withdrawals therefrom shall be made upon such signature(s) as the General Partner may designate.

         Accounting Decision. All decisions with respect to accounting matters shall be made by the General Partner. The Partners agree that, for financial and accounting purposes, the Partnership may elect to treat certain items differently from the manner in which such items are treated for tax purposes. For tax purposes, Capital Accounts shall be determined in accordance with tax accounting principles in the same manner as the Partnership prepares its Federal income tax return.

Income Tax Elections. Except as specifically provided to the contrary herein, all decisions as to income tax matters shall be made by the General Partner.



                 The General Partner shall elect to claim the maximum deduction allowed with respect to each item of cost recovery property of the Partnership.

                  The General Partner may, at any time, make or petition to revoke (as the case may be) the election referred to in Code Section 754 or the corresponding provision of any subsequent revenue act. Each Partner agrees in the event of such an election to supply the Partnership with the information necessary to give effect thereto.

         Meetings. The General Partner shall not be required to call any annual meetings of the Limited Partners. However, upon the request of Limited Partners owning at least twenty-five (25%) of the Percentage Interests, the General Partner shall promptly call an informational meeting of the Partners.

         Documents. The General Partner shall not have an obligation to deliver copies of any filed Partnership certificates or amendments thereof to any Limited Partner unless otherwise specifically requested by such Limited Partner.



                            COMPENSATION FOR SERVICES

         Compensation of the General Partner. Except as otherwise provided herein, the General Partner (in its capacity as General Partner) shall receive no compensation for its services to the Partnership. The General Partner shall be entitled to be reimbursed for reasonable out-of-pocket expenses incurred in connection with the business of the Partnership upon presentation of receipts or other satisfactory evidence in support thereof.



                               GENERAL PROVISIONS



        Notices. Except as otherwise provided in this Agreement, all notices, consents, waivers, directions, requests, or other instruments or communications provided for under this Agreement shall be in writing, signed by the party giving the same and shall be deemed properly given only if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed: (a) in the case of the Partnership or the General Partner, as the case may be, to the Partnership at its principal place of business set forth in Schedule AA@, and (b) in the case of any Limited
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         Partner,  to such Limited  Partner at its address set forth in Schedule
"A". Each Partner may, by notice to the Partnership, specify any other address for the receipt of such instruments or communications. Any notice so given shall be effective on the date on which it is mailed. In any case where the consent of a Limited Partner shall be required, such consent shall be deemed to have been given upon the failure of such Limited Partner to send notice withholding his consent within thirty (30) days following the effective time of notice requesting such consent. A copy of all notices and other communications given hereunder by any Limited Partner shall be sent to the General Partner.

         Indemnification and Limitation on Liability of the General Partner and its Affiliates. The Partnership shall indemnify, defend and hold harmless the General Partner and its officers, directors, employees and agents against any claim, demand or liability (including without limitation, court costs and attorneys' fees) incurred by it in connection with the business of the Partnership, provided that the acts or omissions from which the claim, demand or liability arises were performed or committed in the good faith belief that the General Partner, through its officers, directors, employees or agents, was acting within the scope of its authority and that it was not grossly negligent or guilty of intentional misconduct. Neither the Partnership nor any Limited Partner shall have any claim against the General Partner or its officers, directors, employees or agents by reason of any act or omission of the General Partner, or its officers, directors, employees or agents or by reason of any disallowance by any taxing authority of any deduction or credit taken on any Partnership tax return, provided that such act or omission of the General Partner, through its officers, directors, employees or agents, was performed in the good faith belief that it was acting within the scope of its authority, and that it was not grossly negligent or guilty of intentional misconduct. The General Partner may obtain, at the Partnership's expense, liability insurance for the Partnership and the General Partner (and its officers, directors, employees and agents), insuring against any of their acts, whether or not such acts would be covered by the foregoing indemnification. The General Partner shall not be liable for omitting to do any act which the General Partner is not specifically required to do under this Agreement, and shall have no obligation or liabilities, express or implied, to the Partnership or the other Partners, except as specifically set forth in this Agreement.

         Power of Attorney. Each Limited Partner irrevocably constitutes and appoints the General Partner his true and lawful agent and attorney-in-fact, in his name, place and stead, to make, execute, acknowledge and file:

                  this Agreement as required by the relevant provisions of the Act and all amendments to this Agreement as required by the Act, including amendments required for the admission or substitution of a Partner;

any cancellation of this Agreement as required by the relevant provisions of the Act upon the termination of the Partnership;

any instruments or papers required to continue the business of the Partnership;

                  all such other instruments, documents and certificates which may from time to time be required by the laws of the State of New Jersey, the
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

                  United States of America or any other jurisdiction in which the Partnership shall determine to do business (or any political subdivision or agency thereof) to effectuate, implement, continue and defend the valid and subsisting existence of the Partnership;


                  any and all amendments to Schedule "A" of this Agreement necessary to admit or substitute a Limited Partner in accordance with Article VIII above or to reflect a return of all or part of a Partner's Capital Contribution; and

                  any business certificate, fictitious name certificate, certificate of limited partnership, amendment thereto or other instrument or document of any kind necessary to accomplish the business, purposes and objectives of the Partnership in accordance with this Agreement.

                  It is expressly intended by the Limited Partners that the foregoing power of attorney is coupled with an interest and that the power of attorney shall survive any transfer or assignment by any Limited Partner of all or any part of his Partnership Interest.

         Counterparts.   This   Agreement   may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.


         Amendment of Partnership Agreement.

                  This Agreement may be amended with the consent of the General Partner and with the consent of the Limited Partners owning at least sixty-seven (67%) of the Partnership Interests owned by all Limited Partners (other than Partnership Interest owned by the General Partner and/or any of its Affiliates, if any of them also is a Limited Partner), provided, however, that no amendment which has not been consented to by all the Limited Partners shall:

     commit any Limited Partner to make additional contributions to the capital of the Partnership in addition to the Capital Contributions required herein;

                           subject any Limited Partner to personal liability; or

                           alter the rights of the Limited Partners with respect to the allocations and distributions set forth in this Agreement.



                  In addition, amendments may be made to this Agreement from time to time by the General Partner, without the consent of any of the Limited
Partners: (1) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to add any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the existing provisions of this Agreement; (2) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein; or (3) to delete from or add to any provision hereof required to be so deleted or added by a state "Blue Sky" commission, which addition or deletion is deemed by such commission to be for the benefit or protection of the Limited Partners; provided, however, that no amendment shall be adopted pursuant to this Section unless the adoption thereof: (i) is for the benefit
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

                  of or not adverse to the  interests  of the Limited  Partners;
(ii) does not affect the distributions and allocations among the Limited Partners or between the Limited Partners as a class and the General Partner; and
(iii) does not affect the limited liability of the Limited Partners or the status of the Partnership as a partnership for Federal income tax purposes.

         Limitation of Responsibility and Liability. No Partner, or any of its Affiliates, shareholders, directors, officers, employees, or agents, will be liable or responsible for the debts or obligations of any of the other Partners or the Partnership.

         Singular and Plural/Gender. Wherever from the context of this Agreement it appears appropriate, each term stated in either the singular or the plural shall include the singular or the plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

         Severability. Invalidation or a holding of unenforceability of any provision of this Agreement shall in no way affect any other provision hereof, which other provisions shall remain in full force and effect.

         Integration. This Agreement embodies the entire agreement and understanding among the Partners relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     Applicable Law. This Agreement and the rights of the Partners shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey.

         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, personal representatives, successors and permitted assigns.

     Headings. The descriptive headings of the Articles and Sections hereof are inserted for convenience only and shall not affect the interpretation or meaning thereof.



                                  DEFINED TERMS

         Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall have the meanings specified below:



                           AAct@ means the Revised Uniform  Limited  Partnership
Act as adopted in the State of New Jersey, as amended from time to time.

     "Affiliate" means (a) any Person directly or indirectly controlling, controlled by or under common control with another Person, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other Person, (c) any officer, director, partner or trustee of such Person, and (d) if such other Person is an officer, director, partner or trustee of a Person, the Person for which such Person acts in any such capacity.

     "Bankruptcy" means, with respect to any Person, such Person making an assignment for the benefit of creditors, becoming a party or subject to any liquidation or dissolution action or proceeding with respect to such Person, the institution of any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors with respect to such Person, or a receiver, liquidator, custodian or trustee being appointed for such Person or a substantial part of such Person=s assets and, if any of the same occur involuntarily, the same is not dismissed, stayed or discharged within sixty (60) days; or the entry of an order for relief against such Person under Title II of the United States Code entitled "Bankruptcy"; or such Person taking any action to effect, or which indicates its or his acquiescence in, any of the foregoing.

     "Capital Account" means the amount of a Partner's Capital Contribution adjusted for profits, losses and distributions as provided for in Section 2.2 hereof.

     "Capital Contribution" means the cash and the agreed fair market value of property contributed or deemed contributed by a Partner to the Partnership.

     "Code" means the Internal Revenue Code of 1986, as amended, and the corresponding provisions of any future Internal Revenue law.

     "Finance" or "Refinancing" means entering into any loan or modifying the terms of any loan including, without limitation, any which is secured by a mortgage, deed of trust or other similar lien on the property of the Partnership.

                           AFreehold  Raceway@  means that certain real property
and improvements located in Monmouth County, New Jersey known as Freehold Raceway.

                           AGarden  State Race Track@  means that  certain  real
property and improvements located in Camden County, New
Jersey known as Garden State Race Track.


     ANet Cash Flow@ means, for any period, the excess, if any, of (a) the sum of (1) the gross receipts of the Partnership (as determined in accordance with the cash receipts and disbursements method of accounting) during such period, but without regard to any amounts received by the Partnership as a result of a Sale of Assets and any amounts released during such period by the General Partner from any Reserves maintained by the Partnership, over (b) the sum of (1) all expenditures of the Partnership (as determined under the aforesaid method of accounting) during such period, (2) all amounts applied during such period in payment of interest or principal on any borrowing of the Partnership, and (3) any amount added during such period by the General Partner to Reserves for working capital, contingencies, replacements, expansions, acquisitions, or other expenditures of the Partnership. Net Cash Flow and releases or additions to the Reserves shall be made or determined by the General Partner in its sole discretion.

     AOTB Facilities@ means the off-track betting facilities and phone betting operations to be operated in New Jersey to the extent such off-track betting facilities and phone betting operations are permitted by New Jersey legislation to be conducted as a result of the holding of licenses to conduct racing at Freehold Raceway and Garden State Race Track.

     "Partnership Interest" means, in the case of any Partner, such Partner's Capital Account, interest in the Profits and Losses and distributions of the Partnership, voting rights and all other rights which a party to this Agreement acquires hereby or by operation of law.

     "Percentage Interest" means the percentage interest of each Partner as set forth on Schedule "A", as amended from time to time.

     "Person" means any natural person, partnership, corporation, trust, limited liability company, association or other legal entity.

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

     AProfits@ and ALosses@ means, for any period, the amounts equal to the corresponding items of income, gain, deductions, credits and losses in the aggregate or separately stated, as appropriate, for such period, all determined in accordance with generally accepted accounting principles consistently applied.

                           AReserves@  shall  have  the  meaning  set  forth  in
Section 5.4 of this Agreement.

     "Sale of Assets" means the sale or other disposition of all or substantially all of the Partnership's assets. For purposes of this definition, the phrase "other disposition" includes a taking of all or substantially all of a property by eminent domain or the damage or destruction of all or substantially all of such property.

     AShareholders= Agreement@ means that Shareholders= Agreement made and entered as of the __29 day of July, 1999, by, between, and among Greenwood Racing, Inc., Pennwood Racing, Inc., Greenwood Limited Partner, Inc., Benstone Partners, Penn National Holding Company, Penn National GSFR, Inc., and Pennsylvania National Turf Club, Inc., as same may be amended from time to time.




     ATreasury Regulation@ means the regulations promulgated by the Internal Revenue Service, in accordance with the Internal Revenue Code of 1986, as amended, and the corresponding provisions of any future Internal Revenue law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ATTEST:                            GENERAL PARTNER:

                                            PENNWOOD RACING, INC.

/s/Francis E. MCDonell_______               By:_/s/Harold G. Handel______
Francis E. McDonnell, Secretary                  Harold G. Handel, President

                                            LIMITED PARTNER(S):

                                             BENSTONE PARTNERS, a
                                           Pennsylvania general partnership, by
                                             its sole general partners

                                           By: BENSALEM RACING ASSOCIATION, INC.

 /s/Anthony D. Ricci                                 By:  /s/Harold G. Handel
Anthony D. Ricci                                 Harold G. Handel
Secretary                                             Chief Executive Officer

                          By: KEYSTONE TURF CLUB, INC.

 /s/Anthony D. Ricci                                  By:   /s/Harold G. Handel
Anthony D. Ricci                                           Harold G. Handel
Secretary                                               Chief Executive Officer

                                           PENNSYLVANIA NATIONAL TURF CLUB, INC.

_/s/John Limongelli___________                 By: _/s/Robert S. Ippolito_______
Name:                                                Name:  Robert S. Ippolito
Title:                                            Title:     Secretary/Treaurer

                                                    SCHEDULE "A"
                                                         TO
                                            LIMITED PARTNERSHIP AGREEMENT
                                                         OF
                                               FR PARK SERVICES, L.P.



                                               Capital                Percentage
                                           Contribution                Interest

GENERAL PARTNER:

Pennwood Racing, Inc.                       1.00                           .1%
c/o Greenwood Racing, Inc.
3001 Street Road
P.O. Box 1000
Bensalem, PA 19020-8512
Attention: Harold G. Handel


LIMITED PARTNER(S):


Benstone Partners
c/o Bensalem Racing Association, Inc.  499.50                           49.95%
3001 Street Road
P.O. Box 1000
Bensalem, PA  19020-8512
Attention: Harold G. Handel



Pennsylvania National Turf Club,        499.50                          49.95%
825 Berkshire Blvd.
Suite 200
Wyomissing, PA 19610
Attention: Joseph A. Lashinger, Jr.

















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